EXHIBIT 23(a)

CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Amendment No. 2 to Form S-3 of our report dated October 23, 2001, except for Note 18, as to which the date is December 5, 2001, relating to the consolidated financial statements and financial statement schedule, which appears in Energen Corporation’s Annual Report on Form 10-K for the year ended September 30, 2001. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Birmingham, Alabama
July 10, 2002